NASDAQ: ATRS Ladenburg Thalmann 2018 Healthcare Conference October 2, 2018 Robert F. Apple President and Chief Executive Officer Exhibit 99.1

Safe Harbor Statement This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to: market acceptance, adequate reimbursement coverage and commercial success of XYOSTED™ and future revenue from the same; Teva’s ability to successfully commercialize VIBEX® epinephrine auto injector and the amount of revenue from the same; future market acceptance and revenue from AMAG Pharmaceutical’s Makena® subcutaneous auto injector product; successful completion of the transaction with Ferring International Center, S.A. and satisfaction of the various conditions in the Ferring asset purchase agreement and payment of the full purchase price; Teva’s ability to successfully commercialize VIBEX® Sumatriptan Injection USP and the amount of revenue from the same; continued growth of prescriptions and sales of OTREXUP®; timing and successful development and FDA approval of the rescue pen with Pfizer and future revenue from the same; the timing and results of the Company’s or its partners’ research projects or clinical trials of product candidates in development; actions by the FDA or other regulatory agencies with the respect to the Company’s products or product candidates or product or product candidates of its partners including Teva; continued growth in product, development, licensing and royalty revenue; the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may'', ''will'', ''should'', ''would'', ''expect'', ''intend'', ''plan'', ''anticipate'', ''believe'', ''estimate'', ''predict'', ''potential'', ''seem'', ''seek'', ''future'', ''continue'', or ''appear'' or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2017, and in the Company's other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this presentation. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law. ©2018 Copyright Antares Pharma, Inc. All Rights Reserved.

Antares Pharma A Growing Specialty Pharmaceutical Company With 2017 Revenue of $54.5 Million – 2018 year-to-date revenue through June 30 of $26.9 Million An Innovative Leader in Self-Administered Injection Technology Novel Drug Delivery Technology Can Provide Numerous Product Opportunities and Life Cycle Management Solutions Proprietary and Partnered Revenue Streams provides multiple opportunities for growth

Antares Pharma – 2018 Significant Achievements February approval of Makena® Auto Injector utilizing QuickShot® Device August approval of a Therapeutically Equivalent Generic to the EpiPen® August Alliance Business Transaction Announced – Pfizer Rescue Pen XYOSTED™ NDA Approved

NASDAQ: ATRS Proprietary and Partnered Commercial Products

A NEW CHOICE in the Management of TESTOSTERONE DEFICIENCY The first and only weekly auto-injector for TRT

WHAT IS XYOSTED?

NAME

XYOSTED™ (testosterone enanthate injection)

INDICATION

Replacement therapy in adult males for deficiency or absence of endogenous testosterone caused by

- Primary TD (congenital or acquired)
- Hypogonadotropic TD (congenital or acquired)

DOSING

Once weekly, single-use, fixed-dose subcutaneous product

BOXED WARNING*

WARNING: BLOOD PRESSURE ELEVATION

See full prescribing information for complete boxed warning

XYOSTED can cause blood pressure increases that can increase the risk for major adverse cardiovascular events (MACE), including non-fatal myocardial infarction, non-fatal stroke and cardiovascular death, with greater risk for MACE in patients with cardiovascular risk factors or established cardiovascular disease *[see Warnings and Precautions (5.1) and Adverse Reactions (6.1)]*. Before initiating XYOSTED, consider the patient's baseline cardiovascular risk and ensure blood pressure is adequately controlled. Starting approximately 6 weeks after initiating therapy, periodically monitor for and treat new-onset hypertension or exacerbations of pre-existing hypertension in patients on XYOSTED and re-evaluate whether the benefits of XYOSTED outweigh its risks in patients who develop cardiovascular risk factors or cardiovascular disease while on treatment.

Due to this risk, use XYOSTED only for the treatment of men with hypogonadal conditions associated with structural or genetic etiologies *[see Indications and Usage (1) and Contraindications (4)]*.


EXP: MMM YYYY
XYOSTED™
Testosterone Enanthate Injection USP
75mg/0.5mL
For subcutaneous injection only.
Single use auto-injector. DO NOT reuse.
75 mg
NDC 54436-275-02
Rx ONLY
CIII
antares
Read Instructions for Use before using device.
Liquid Should

PRODUCT FEATURES

- Easy to use and store at room temperature
- Fine (27-gauge) needle allows for rapid subcutaneous delivery of sesame oil solution (~10 seconds)
- Locking needle guard hides needle before, during, and after administration and reduces risk of needle stick injuries

*See Full Prescribing Information at www.xyosted.com and Important Safety Information in Appendix 1

7

Easy up-down titration If TT C trough is Dose should 650 ng/dL Decrease by 25 mg (to 50 mg/ weekly) 350 ng/dL Increase by 25 mg (to 100mg/weekly) 350 ng/dL and 650 ng/dL Be maintained Dose adjustments based upon pre-dose testosterone levels (samples measured 7 days after most recent dose) that are obtained following 6 weeks of dosing. The Trough testosterone level should be checked periodically thereafter. Weekly Dosing 50 mg 75 mg 100 mg Recommended Starting Dose DOSING OPTIONS and TITRATION

Remove cap Squeeze and hold site Push and Hold 10 Seconds HOW IT WORKS: INJECTION STEPS 1,510 of 1,519 (99.4%) of observed injections in the 52 week P3 “003” study were reported as painless

Ctrough Stable For 52 Weeks Mean Ctrough (ng/dL) over 52 week “003” study 6 12 18 26 38 52 Week 1, pre-dose QST-13-003 treatment regimen demonstrated a mean steady state concentration of testosterone of 553.3 ± 127.3 ng/dL at 12 weeks Orange lines represent the defined range of 300 – 1100 ng/dL . . . . . . . . Baseline The safety of XYOSTED was evaluated in 2 clinical studies in a total of 283 men who received weekly subcutaneous doses for up to one year.  In these studies, the most commonly reported adverse reactions (>5%) were: hematocrit increased, hypertension, PSA increased, injection site bruising, and headache.

Testosterone Replacement Market: Jan 2015 – Aug 2018 Retail Prescriptions 2016 2015 2018 Symphony Health Solutions: Phast IDV – Total 2017 TRx’s 6.5M 11

XYOSTED™ Commercial Launch Planning Underway Key Next Steps: Recruitment of ~60 sales representatives and on-boarding (pending FDA approval) Finalization of WAC price Finalization of Payer Access Strategy and Prioritization Finalization of all Marketing Assets and Activities Distribution Strategy and Trade Negotiations Marketing Managed Markets Sales

OTREXUP® (methotrexate) injection for subcutaneous use 8,629 9,262 10,198 11,051 9,475 10,004 11,286 10,793 Indicated for use in adults with RA, children with pJIA and adults with psoriasis 2017 Revenue $17.9M – 2018 YTD Revenue $7.7M

VIBEX® Sumatriptan Injection USP Total prescriptions for Q218 increased 11.3% versus the same period last year – 2018 YTD Revenue $5.5M VIBEX® Sumatriptan Injection USP for acute treatment of migraine and cluster headaches in adults – distributed by Teva *Symphony Health Solutions Quarterly TRx Data 30% 32% Quarterly TRx Share of the Sumatriptan Pen Injector Market* 2018 growth dependent on pricing and market share in the generic Sumatriptan Pen Injector market 26%

Makena® hydroxyprogesterone caproate injection Utilizing ATRS QuickShot® Device


Makena
hydroxyprogesterone caproate injection
275 mg/1.1 mL Auto-Injector
FOR SUBCUTANEOUS INJECTION ONLY.
Administration by Healthcare Professionals Only.
Rx ONLY
275 mg/ 1.1mL
(250 mg/mL)
This carton contains:
1 single-use Makena Auto-Injector
Liquid Should

Makena® - Used to Reduce the Risk of Preterm Birth in Certain At-Risk Women



- ✓ **Efficient**
- ✓ **Discreet**
- ✓ **Administration friendly**

	Subcutaneous injection	Intramuscular injection
Injection location	 Back of upper arm	 Upper-outer quadrant of the gluteus maximus
Injection duration	~15 seconds	One minute or longer
Needle size	27-gauge, 0.5" SQ needle	21-gauge, 1.5" IM needle

- **Launched March '18 - ATRS supplies packaged product at cost plus and receives a royalty on sales - YTD through June 30 total ATRS revenue related to Makena $6.7M - AG and Generic 1 ML IM launched July 2018**

15

Epinephrine Injection USP Approved Utilizing ATRS Vibex® Device Epinephrine Injection USP approved August 16, 2018 Therapeutically Equivalent and Fully Substitutable at the pharmacy Antares received an undisclosed milestone payment from Teva for approval Pre-launch devices have been shipped to Teva – additional purchase orders received Antares receives cost plus margin on devices sold to Teva plus mid to high single digit royalties on in-market sales of product Teva launch planning underway

NASDAQ: ATRS Alliance Business Pipeline

Alliance Business Pipeline Exenatide Teriparatide Teva filed against Byetta® (exenatide) and they are working through the regulatory approval process using the ANDA pathway. ATRS believes Teva has first to file status and 180 days of marketing exclusivity, launch pending approval Teva filed against Forteo® (teriparatide) and they are working through the regulatory approval process using the ANDA pathway. Antares believes Teva has first to file status and 180 days of marketing exclusivity. US patent litigation has been settled - Lilly does not expect competitive products to enter the market earlier than 2H19. Approved in Europe in 17 countries which addresses the majority of value in Europe – awaiting IP clearance prior to launch Pfizer Rescue Pen Antares and Pfizer are developing a combination drug device rescue pen. This rescue pen will use the Antares QuickShot® device and an undisclosed Pfizer drug. Pfizer will pay for the development of the product and be responsible for obtaining FDA approval. Antares will provide commercial ready finished product to Pfizer at cost plus margin and Pfizer will commercialize the product in the U.S., pending FDA approval. Antares will then receive royalties on net in market sales

ATRS – Building Momentum in 2H18 XYOSTED™ FDA approved - Potential Q418 launch Growth of AMAG’s Makena® SC auto injector product in 2H18 Potential launch of Teva’s generic to the EpiPen® Progress on development partnership with Pfizer for rescue pen Addition to pipeline of a strategic new proprietary drug/device R&D combination product 19

NASDAQ: ATRS Ladenburg Thalmann 2018 Healthcare Conference October 2, 2018 Robert F. Apple President and Chief Executive Officer

Appendix I XYOSTED™ Important Safety Information

Important Safety Information XYOSTED™ INDICATIONS AND USAGE XYOSTED™ (testosterone enanthate) injection is an androgen indicated for testosterone replacement therapy in adult males for conditions associated with a deficiency or absence of endogenous testosterone. Primary hypogonadism (congenital or acquired) Hypogonadotropic hypogonadism (congenital or acquired) LIMITATIONS OF USE Safety and efficacy of XYOSTED™ in men with “age-related hypogonadism” (also referred to as “late-onset hypogonadism”) have not been established Safety and efficacy of XYOSTED™ in males less than 18 years old have not been established XYOSTED™ (testosterone enanthate) injection, for subcutaneous use CIII Initial US approval: 1953 WARNING: BLOOD PRESSURE INCREASES XYOSTED™ can cause blood pressure increases that can increase the risk for major adverse cardiovascular events (MACE), including non-fatal myocardial infarction, non-fatal stroke and cardiovascular death, with greater risk for MACE in patients with cardiovascular risk factors or established cardiovascular disease. Before initiating XYOSTED™, consider the patient’s baseline cardiovascular risk and ensure blood pressure is adequately controlled. Starting approximately 6 weeks after initiating therapy, periodically monitor for and treat new-onset hypertension or exacerbations of pre-existing hypertension in patients on XYOSTED™ and re-evaluate whether the benefits of XYOSTED™ outweigh its risks in patients who develop cardiovascular risk factors or cardiovascular disease while on treatment. Due to this risk, use XYOSTED™ only for the treatment of men with hypogonadal conditions associated with structural or genetic etiologies. IMPORTANT SAFETY INFORMATION

Important Safety Information CONTRAINDICATIONS XYOSTED™ is contraindicated in: Men with carcinoma of the breast or known or suspected carcinoma of the prostate. Women who are pregnant. Testosterone can cause virilization of the female fetus when administered to a pregnant woman. Men with known hypersensitivity to XYOSTED™ or any of its ingredients (testosterone enanthate and sesame oil). Men with hypogonadal conditions, such as “age-related hypogonadism”, that are not associated with structural or genetic etiologies. The efficacy of XYOSTED™ has not been established for these conditions, and XYOSTED™ can increase blood pressure (BP) that can increase the risk of MACE. WARNINGS AND PRECAUTIONS Blood Pressure Increases—In clinical trials, XYOSTED™ increased systolic BP in the first 12 weeks of treatment by an average of 4 mmHg based on ambulatory blood pressure monitoring (ABPM) and by an average of 4 mmHg from baseline following 1 year of treatment based on blood pressure cuff measurements. In the 1-year trial, 10% of XYOSTED™-treated patients were started on antihypertensive medications or required changes to their antihypertensive medication regimen. BP increases can increase the risk of MACE, with greater risk in patients with established cardiovascular disease or risk factors for cardiovascular disease. In some patients, the increase in BP with XYOSTED™ may be too small to detect, but can still increase the risk for MACE. Before initiating XYOSTED™, consider the patient’s baseline cardiovascular risk and ensure blood pressure is adequately controlled. Check BP approximately 6 weeks after initiating XYOSTED™ and periodically thereafter. Treat new-onset hypertension or exacerbations of pre-existing hypertension. Re-evaluate whether the benefits of continued treatment with XYOSTED™ outweigh its risks in patients who develop cardiovascular risk factors or cardiovascular disease. Polycythemia—Increases in hematocrit, reflective of increases in red blood cell mass, may require discontinuation of XYOSTED™. Check that hematocrit is not elevated prior to initiating XYOSTED™. Evaluate hematocrit approximately every 3 months while the patient is on XYOSTED™. If hematocrit becomes elevated, stop XYOSTED™ until the hematocrit decreases to an acceptable level. If XYOSTED™ is restarted and again causes hematocrit to become elevated, stop XYOSTED™ permanently. An increase in red blood cell mass may increase the risk of thromboembolic events. Cardiovascular Risk—Long-term clinical safety trials have not been completed to assess the cardiovascular outcomes of testosterone replacement therapy in adult males. To date, epidemiologic studies and randomized controlled trials have been inconclusive for determining the risk of MACE, such as non-fatal myocardial infarction, non-fatal stroke, and cardiovascular death, with the use of testosterone compared to non-use. Some studies, but not all, have reported an increased risk of MACE in association with use of testosterone replacement therapy in adult males. XYOSTED™ can cause BP increases that can increase the risk of MACE. Patients should be informed of this possible risk when deciding whether to use or to continue to use XYOSTED™.

Important Safety Information If testosterone abuse is suspected, check serum testosterone concentrations to ensure they are within therapeutic range. However, testosterone levels may be in the normal or subnormal range in men abusing synthetic testosterone derivatives. Counsel patients concerning the serious adverse reactions associated with abuse of testosterone and anabolic androgenic steroids. Conversely, consider the possibility of testosterone and anabolic androgenic steroid abuse in suspected patients who present with serious cardiovascular or psychiatric adverse events. Not for Use in Women—Due to lack of controlled studies in women and potential virilizing effects, XYOSTED™ is not indicated for use in women. Potential for Adverse Effects on Spermatogenesis—With large doses of exogenous androgens, including XYOSTED™, spermatogenesis may be suppressed through feedback inhibition of pituitary follicle-stimulating hormone (FSH) which could possibly lead to adverse effects on semen parameters including sperm count. Patients should be informed of this possible risk when deciding whether to use or to continue to use XYOSTED™. Hepatic Adverse Effects—Prolonged use of high doses of orally active 17-alpha-alkyl androgens (e.g., methyltestosterone) has been associated with serious hepatic adverse effects (peliosis hepatis, hepatic neoplasms, cholestatic hepatitis, and jaundice). Peliosis hepatis can be a life-threatening or fatal complication. Long-term therapy with intramuscular testosterone enanthate, which elevates blood levels for prolonged periods, has produced multiple hepatic adenomas. XYOSTED™ is not known to produce these adverse effects. Nonetheless, patients should be instructed to report any signs or symptoms of hepatic dysfunction (e.g., jaundice). If these occur, promptly discontinue XYOSTED™ while the cause is evaluated.If testosterone abuse is suspected, check serum testosterone concentrations to ensure they are within therapeutic range. However, testosterone levels may be in the normal or subnormal range in men abusing synthetic testosterone derivatives. Counsel patients concerning the serious adverse reactions associated with abuse of testosterone and anabolic androgenic steroids. Conversely, consider the possibility of testosterone and anabolic androgenic steroid abuse in suspected patients who present with serious cardiovascular or psychiatric adverse events. Not for Use in Women—Due to lack of controlled studies in women and potential virilizing effects, XYOSTED™ is not indicated for use in women. Potential for Adverse Effects on Spermatogenesis—With large doses of exogenous androgens, including XYOSTED™, spermatogenesis may be suppressed through feedback inhibition of pituitary follicle-stimulating hormone (FSH) which could possibly lead to adverse effects on semen parameters including sperm count. Patients should be informed of this possible risk when deciding whether to use or to continue to use XYOSTED™. Hepatic Adverse Effects—Prolonged use of high doses of orally active 17-alpha-alkyl androgens (e.g., methyltestosterone) has been associated with serious hepatic adverse effects (peliosis hepatis, hepatic neoplasms, cholestatic hepatitis, and jaundice). Peliosis hepatis can be a life-threatening or fatal complication. Long-term therapy with intramuscular testosterone enanthate, which elevates blood levels for prolonged periods, has produced multiple hepatic adenomas. XYOSTED™ is not known to produce these adverse effects. Nonetheless, patients should be instructed to report any signs or symptoms of hepatic dysfunction (e.g., jaundice). If these occur, promptly discontinue XYOSTED™ while the cause is evaluated. Edema—Androgens, including XYOSTED™, may promote retention of sodium and water. Edema with or without congestive heart failure may be a serious complication in patients with preexisting cardiac, renal, or hepatic disease. In addition to discontinuation of the drug, diuretic therapy may be required.

Important Safety Information Gynecomastia—Gynecomastia may develop and may persist in patients being treated for hypogonadism. Sleep Apnea—Treatment with testosterone products, including XYOSTED™, may potentiate sleep apnea in some patients, especially those with risk factors such as obesity or chronic lung disease. Lipids—Changes in the serum lipid profile may require dose adjustment of lipid lowering drugs or discontinuation of testosterone therapy. Monitor the lipid profile periodically, particularly after starting testosterone therapy. Hypercalcemia—Androgens, including XYOSTED™, should be used with caution in cancer patients at risk of hypercalcemia (and associated hypercalciuria). Monitor serum calcium concentrations regularly during treatment with XYOSTED™ in these patients. Decreased Thyroxine-binding Globulin—Androgens, including XYOSTED™, may decrease concentrations of thyroxine-binding globulin, resulting in decreased total T4 serum concentrations and increased resin uptake of T3 and T4. Free thyroid hormone concentrations remain unchanged, however, and there is no clinical evidence of thyroid dysfunction. Risk of Depression and Suicide—Depression and suicidal ideation and behavior, including completed suicide, have occurred during clinical trials in patients treated with XYOSTED™. Advise patients and caregivers to seek medical attention for manifestations of suicidal ideation or behavior, new onset or worsening depression, anxiety, or other mood changes. ADVERSE REACTIONS The safety of XYOSTED™ was evaluated in 2 clinical studies in a total of 283 men who received weekly subcutaneous doses for up to 1 year. All patients were started on 75 mg weekly, then the dose was titrated to 50 mg or 100 mg weekly, as needed, to achieve pre-dose total testosterone concentrations of ≥350 ng/dL and <650 ng/dL. The most commonly reported adverse reactions (>5%) were: hematocrit increased, hypertension, PSA increased, injection site bruising, and headache. DRUG INTERACTIONS Insulin—Changes in insulin sensitivity or glycemic control may occur in patients treated with androgens. In diabetic patients, the metabolic effects of androgens may decrease blood glucose and, therefore, may necessitate a decrease in the dose of anti-diabetic medication. Oral Anticoagulants—Changes in anticoagulant activity may be seen with androgens, therefore, more frequent monitoring of international normalized ratio (INR) and prothrombin time are recommended in patients taking warfarin, especially at the initiation and termination of androgen therapy. Corticosteroids—The concurrent use of testosterone with corticosteroids may result in increased fluid retention and requires careful monitoring, particularly in patients with cardiac, renal or hepatic disease. Medications that May Also Increase Blood Pressure—Some prescription medications and nonprescription analgesic and cold medications contain drugs known to increase blood pressure. Concomitant administration of these medications with XYOSTED™ may lead to additional increases in blood pressure.

Important Safety Information USE IN SPECIFIC POPULATIONS Pregnancy—XYOSTED™ is contraindicated in pregnant women. Testosterone is teratogenic and may cause fetal harm when administered to a pregnant woman based on data from animal studies and its mechanism of action. Exposure of a female fetus to androgens may result in varying degrees of virilization. In animal developmental studies, exposure to testosterone in utero resulted in hormonal and behavioral changes in offspring and structural impairments of reproductive tissues in female and male offspring. These studies did not meet current standards for nonclinical development toxicity studies. Lactation—XYOSTED™ is not indicated for use in females. Females and Males of Reproductive Potential - During treatment with large doses of exogenous androgens, including XYOSTED™, spermatogenesis may be suppressed through feedback inhibition of the hypothalamic-pituitary-testicular axis. Reduced fertility is observed in some men taking testosterone replacement therapy. The impact on fertility may be irreversible. Pediatric Use—Safety and effectiveness of XYOSTED™ in pediatric patients less than 18 years old have not been established. Improper use may result in acceleration of bone age and premature closure of epiphyses. Geriatric Use—There have not been sufficient numbers of geriatric patients in controlled clinical studies with XYOSTED™ to determine whether efficacy or safety in those over 65 years of age differs from younger subjects. Of the 283 patients enrolled in the 6-month and 1-year efficacy and safety clinical study utilizing XYOSTED™, 49 (17%) were over 65 years of age. Additionally, there are insufficient long-term safety data in geriatric patients to assess the potentially increased risk of cardiovascular disease and prostate cancer. Geriatric patients treated with androgens may also be at risk for worsening of signs and symptoms of BPH. DRUG ABUSE AND DEPENDENCE XYOSTED™ contains testosterone enanthate, a Schedule III controlled substance in the Controlled Substances Act. Abuse and misuse of testosterone are seen in male and female adults and adolescents. Testosterone, often in combination with other anabolic androgenic steroids, may be abused by athletes and bodybuilders. Serious adverse reactions have been reported in individuals who abuse anabolic androgenic steroids, and include cardiac arrest, myocardial infarction, hypertrophic cardiomyopathy, congestive heart failure, cerebrovascular accident, hepatotoxicity, and serious psychiatric manifestations, including major depression, mania, paranoia, psychosis, delusions, hallucinations, hostility, and aggression. The following adverse reactions have been reported in men: transient ischemic attacks, convulsions, hypomania, irritability, dyslipidemia, testicular atrophy, subfertility, and infertility. The following adverse reactions have been reported in women: hirsutism, virilization, deepening of voice, clitoral enlargement, breast atrophy, male pattern baldness, and menstrual irregularities. The following adverse reactions have been reported in male and female adolescents: premature closure of bony epiphyses with termination of growth, and precocious puberty. Withdrawal symptoms can be experienced upon abrupt discontinuation in patients with addiction. Withdrawal symptoms include depressed mood, major depression, fatigue, craving, restlessness, irritability, anorexia, insomnia, decreased libido, and hypogonadotropic hypogonadism. Drug dependence in individuals using approved doses for approved indications have not been documented.  For more information, call 1-844-XYOSTED (1-844-996-7833). Please see full Prescribing Information, including Boxed Warning and Medication Guide.